Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2019 Results

LOUISVILLE, KY. (October 28, 2019) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 week periods ended September 24, 2019.

	Third Quarter			Year to Date
($000's)	2019	2018	% Change	2019	2018	% Change
Total revenue	$650,489	$594,595	9.4%	$2,030,925	$1,851,537	9.7%
Income from operations	44,884	35,444	26.6%	158,612	154,582	2.6%
Net income	36,531	29,125	25.4%	131,766	127,893	3.0%
Diluted EPS	$0.52	$0.40	29.1%	$1.85	$1.78	3.9%

Results for the third quarter included the following highlights:

•	Comparable restaurant sales increased 4.4% at company restaurants and 3.2% at domestic franchise restaurants;

•	Restaurant margin, as a percentage of restaurant and other sales, increased 49 basis points to 16.7%, as lower cost of sales due to the benefit of a higher average check was partially offset by higher labor costs driven by wage rate and other inflation. Restaurant margin dollars increased 12.7% to $108.0 million from $95.8 million in the prior year;

•	Diluted earnings per share increased 29.1% to $0.52 from $0.40 in the prior year as higher restaurant margin dollars and a decrease in certain general and administrative expenses were partially offset by higher depreciation and amortization expense;

•	Four company restaurants, including one Bubba’s 33 restaurant, and two international franchise restaurants were opened; and

•	The Company repurchased 358,381 shares of common stock for $18.9 million.

Results for the year-to-date period included the following highlights:

•	Comparable restaurant sales increased 4.8% at company restaurants and 4.0% at domestic franchise restaurants;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased 46 basis points to 17.4%, as higher labor costs driven by wage rate and other inflation was partially offset by lower cost of sales due to the benefit of a higher average check. Restaurant margin dollars increased 6.9% to $351.3 million from $328.6 million in the prior year;

•	Diluted earnings per share increased 3.9% to $1.85 from $1.78 in the prior year;

•	11 company restaurants, including one Bubba’s 33 restaurant, and six, primarily international, franchise restaurants were opened; and

•	The Company repurchased 2,455,058 shares of common stock for $131.0 million.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “We are pleased to deliver a solid quarter of results driven by improved restaurant margins and comparable restaurant sales growth of 4.4%.  Our operators continue to execute on our core strategy of getting guests in the door and providing a legendary experience.”

Taylor continued, “On the development front, our restaurant pipeline is as strong as it has ever been.  In 2020 we are targeting at least 30 company restaurant openings and our franchise partners are targeting an additional eight restaurant openings.  As we head into 2020, we are excited about the growth opportunities and the strength of our business.”

2019 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our fourth quarter of fiscal 2019 increased 5.3% compared to the prior year period.

Management updated the following expectations for 2019:

•	Approximately 22 company restaurant openings, including as many as three Bubba’s 33 restaurants;
•	Commodity cost inflation of 1.5% to 2.0%;
•	Growth in total labor dollars per store week of 6.0% to 7.0%; and
•	Total capital expenditures of approximately $200 million.

Management reiterated the following expectations for 2019:

•	Positive comparable restaurant sales growth; and
•	An income tax rate of 14.0% to 15.0%.

2020 Outlook

Management provided the following initial expectations for 2020:

•	Positive comparable restaurant sales growth;
•	At least 30 company restaurant openings, including as many as eight Bubba’s 33 restaurants;
•	Store week growth of 3.5% to 4.5%, including the negative impact of lapping the 53rd week from 2019;

•	Commodity cost inflation of 1.0% to 2.0%;
•	Mid-single digit growth in labor dollars per store week;
•	An income tax rate of 14.0% to 15.0%; and
•	Total capital expenditures of $190 million to $200 million.

Non-GAAP Measures

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within our press release, we make reference to restaurant margin (in dollars and as a percentage of sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, we exclude certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. We also exclude depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in our restaurants. We also exclude impairment and closure expense as we believe this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in our industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, October 28, 2019 at 5:00 p.m. Eastern Time to discuss these results. The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls. A replay of the call will be available for one week following the conference call. To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls, and use 5096392 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 600 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 24, 2019	September 25, 2018	September 24, 2019	September 25, 2018
Revenue:
Restaurant and other sales	$645,230	$589,704	$2,014,720	$1,836,179
Franchise royalties and fees	5,259	4,891	16,205	15,358

Total revenue	650,489	594,595	2,030,925	1,851,537

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	205,158	191,990	650,136	598,824
Labor	218,342	197,621	667,712	593,298
Rent	12,994	12,330	39,173	36,300
Other operating	100,742	91,946	306,355	279,182
Pre-opening	4,736	4,378	12,801	13,529
Depreciation and amortization	28,347	25,843	84,574	75,492
Impairment and closure	61	20	394	128
General and administrative	35,225	35,023	111,168	100,202

Total costs and expenses	605,605	559,151	1,872,313	1,696,955

Income from operations	44,884	35,444	158,612	154,582

Interest income (expense), net	81	(168)	1,526	(810)
Equity income from investments in unconsolidated affiliates	(154)	381	100	1,150

Income before taxes	44,811	35,657	160,238	154,922
Provision for income taxes	6,785	5,398	23,331	22,321

Net income including noncontrolling interests	38,026	30,259	136,907	132,601
Less: Net income attributable to noncontrolling interests	1,495	1,134	5,141	4,708
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$36,531	$29,125	$131,766	$127,893

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.53	$0.41	$1.86	$1.79
Diluted	$0.52	$0.40	$1.85	$1.78

Weighted average shares outstanding:
Basic	69,573	71,508	70,896	71,429
Diluted	69,939	72,006	71,287	71,906

Cash dividends declared per share	$0.30	$0.25	$0.90	$0.75

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 24, 2019	December 25, 2018
Cash and cash equivalents	$99,540	$210,125
Other current assets, net	65,122	134,894
Property and equipment, net	1,020,167	956,676
Operating lease right-of-use asset, net	495,419	-
Goodwill	123,220	123,220
Intangible assets, net	1,375	1,959
Other assets	50,718	42,402

Total assets	$1,855,561	$1,469,276

Other current liabilities	332,272	385,142
Operating lease liabilities, net of current portion	532,480	-
Other liabilities	82,112	123,426
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	893,975	945,569
Noncontrolling interests	14,722	15,139

Total liabilities and equity	$1,855,561	$1,469,276

Note:  Beginning in 2019, we adopted Accounting Standards Codification 842, Leases, which requires the recognition of an operating lease right-of-use asset and operating lease liability for virtually all leases.

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 24, 2019	September 25, 2018
Cash flows from operating activities:
Net income including noncontrolling interests	$136,907	$132,601
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	84,574	75,492
Share-based compensation expense	25,016	24,820
Other noncash adjustments, net	881	6,872
Change in working capital	(5,381)	(14,206)
Net cash provided by operating activities	241,997	225,579

Cash flows from investing activities:
Capital expenditures - property and equipment	(144,917)	(110,906)
Proceeds from sale of property and equipment	351	-
Net cash used in investing activities	(144,566)	(110,906)

Cash flows from financing activities:
Principal payments on long-term debt and capital lease obligation	-	(50,007)
Repurchase shares of common stock	(130,963)	-
Dividends paid	(60,675)	(50,666)
Other financing activities, net	(16,378)	(13,728)
Net cash used in financing activities	(208,016)	(114,401)

Net (decrease) increase in cash and cash equivalents	(110,585)	272
Cash and cash equivalents - beginning of period	210,125	150,918
Cash and cash equivalents - end of period	$99,540	$151,190

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 24, 2019	September 25, 2018	September 24, 2019	September 25, 2018
Income from operations	$44,884	$35,444	$158,612	$154,582

Less:
Franchise royalties and fees	5,259	4,891	16,205	15,358

Add:
Pre-opening	4,736	4,378	12,801	13,529
Depreciation and amortization	28,347	25,843	84,574	75,492
Impairment and closure	61	20	394	128
General and administrative	35,225	35,023	111,168	100,202

Restaurant margin	$107,994	$95,817	$351,344	$328,575

Restaurant margin (as a percentage of restaurant and other sales)	16.7%	16.2%	17.4%	17.9%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Third Quarter		Change		Year to Date		Change
	2019	2018	vs LY		2019	2018	vs LY
Restaurant openings
Company - Texas Roadhouse	3	3	0		10	13	(3)
Company - Bubba's 33	1	0	1		1	4	(3)
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		1	0	1
Franchise - Texas Roadhouse - International	2	1	1		5	4	1
Total	6	4	2		17	21	(4)

Restaurant closures
Franchise - Texas Roadhouse - International	0	0	0		(2)	0	(2)
Total	0	0	0		(2)	0	(2)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	474	453	21
Company - Bubba's 33	26	24	2
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	70	70	0
Franchise - Texas Roadhouse - International	25	21	4
Total	597	570	27

Company restaurants
Restaurant and other sales	$645,230	$589,704	9.4%		$2,014,720	$1,836,179	9.7%
Store weeks	6,509	6,196	5.0%		19,355	18,386	5.3%
Comparable restaurant sales growth (1)	4.4%	5.5%			4.8%	5.4%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	4.2%	5.5%			4.7%	5.3%
Average unit volume (2)	$1,304	$1,254	4.0%		$4,118	$3,953	4.2%
Weekly sales by group:
Comparable restaurants (441 units)	$100,578
Average unit volume restaurants (23 units) (3)	$95,324
Restaurants less than 6 months old (10 units)	$107,347

Restaurant operating costs (as a % of restaurant and other sales)
Cost of sales	31.8%	32.6%	(76	)bps	32.3%	32.6%	(34	)bps
Labor	33.8%	33.5%	33	bps	33.1%	32.3%	83	bps
Rent	2.0%	2.1%	(8	)bps	1.9%	2.0%	(3	)bps
Other operating	15.6%	15.6%	2	bps	15.2%	15.2%	0	bps
Total	83.3%	83.8%	(49	)bps	82.6%	82.1%	46	bps

Restaurant margin	16.7%	16.2%	49	bps	17.4%	17.9%	(46	)bps

Restaurant margin ($ in thousands)	$107,994	$95,817	12.7%		$351,344	$328,575	6.9%
Restaurant margin $/Store week	$16,591	$15,464	7.3%		$18,153	$17,871	1.6%

Franchise restaurants
Franchise royalties and fees	$5,259	$4,891	7.5%		$16,205	$15,358	5.5%
Store weeks	1,220	1,175	3.8%		3,623	3,478	4.2%
Comparable restaurant sales growth (1)	2.4%	1.8%			3.0%	2.0%
U.S. franchise restaurants only:
Comparable restaurant sales growth (1)	3.2%	4.2%			4.0%	4.1%
Average unit volume (2)	$1,346	$1,304	3.2%		$4,243	$4,081	4.0%

Pre-opening expense	$4,736	$4,378	8.2%		$12,801	$13,529	(5.4)%

Depreciation and amortization	$28,347	$25,843	9.7%		$84,574	$75,492	12.0%
As a % of revenue	4.4%	4.3%	1	bps	4.2%	4.1%	9	bps

General and administrative expenses	$35,225	$35,023	0.6%		$111,168	$100,202	10.9%
As a % of revenue	5.4%	5.9%	(48	)bps	5.5%	5.4%	6	bps

(1)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding any sales at restaurants closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.